UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 5, 2011

KENNEDY-WILSON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33824	26-0508760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 887-6400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 5, 2011, Kennedy-Wilson, Inc. (the “Issuer”), a wholly-owned subsidiary of Kennedy-Wilson Holdings, Inc. (the “Company”), issued $200 million in aggregate principal amount of its 8.750% senior notes due 2019 (the “notes”). The terms of the notes are governed by an indenture, dated as of April 5, 2011, by and among the Issuer, the Company, as parent guarantor, certain subsidiaries of the Issuer, as subsidiary guarantors (the “Subsidiary Guarantors”) and Wilmington Trust FSB, as trustee. The indenture contains various restrictive covenants, including, among others, limitations on our ability to incur additional indebtedness and limitations on our ability to make restricted payments. A copy of the indenture, including the form of the notes, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. See Item 2.03 for additional information.

The notes have not been registered under the Securities Act of 1933, as amended, or the Securities Act. The Issuer offered and sold the notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the notes to qualified institutional buyers within the United States pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

On April 5, 2011, in connection with the issuance and sale of the notes, the Issuer, the Company and the Subsidiary Guarantors also entered into a registration rights agreement with the representatives of the initial purchasers. A copy of the registration rights agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 4.2 to this report.

Pursuant to the registration rights agreement, the Issuer, the Company and the Subsidiary Guarantors have agreed to:

•	file a registration statement within 180 days after the issue date of the notes enabling the holders of the notes to exchange the notes for registered notes with substantially identical terms;

•	use their reasonable best efforts to cause the registration statement to become effective within 270 days after the issue date of the notes;

•	consummate the exchange offer within 310 days after the issue date of the notes; and

•	file a shelf registration statement for the resale of the notes if they cannot effect an exchange offer within the time periods listed above and in other limited circumstances.

If the Issuer, the Company or the Subsidiary Guarantors do not fulfill certain of their respective obligations under the registration rights agreement with respect to the notes, the Issuer will be required to pay additional interest on the notes.

The Company intends to utilize the net proceeds from the issuance and sale of the notes to (i) repay the outstanding indebtedness under its unsecured revolving credit facility, (ii) repay the outstanding indebtedness under certain unsecured loan agreements, (iii) repay certain mortgage loans and (iv) for general corporate purposes, including future acquisitions and co-investments.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On April 5, 2011, the Issuer issued $200 million in aggregate principal amount of senior notes due 2019. The notes are general unsecured senior obligations of the Issuer and rank equally in right of payment with all other senior unsecured indebtedness of the Issuer. The notes bear interest at 8.750% per annum. Interest is payable on April 1 and October 1 of each year, beginning on October 1, 2011, until the maturity date of April 1, 2019. The Issuer’s obligations under the notes are fully and unconditionally guaranteed by the Company and the Subsidiary Guarantors.

At any time prior to April 1, 2015, the Issuer may redeem the notes, in whole or in part, at a price equal to 100% of the principal amount, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. At any time and from time to time on or after April 1, 2015, the Issuer may redeem the notes, in whole or in part, at the redemption prices specified in the indenture. Until April 1, 2014, the Issuer may choose to redeem the notes in an amount not to exceed in aggregate 35% of the original principal amount of the notes together with any additional notes issued under the indenture with money the Issuer or the Company raise in certain equity offerings.

Certain events are considered events of default, which may result in the accelerated maturity of the notes, including:

•	a default in the payment of interest on the notes when due and such default continues for 30 days;

•	a default in the payment of principal of any note when due at its stated maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

•

the failure by the Issuer, the Company or any Subsidiary Guarantor, as the case may be, to comply, for 60 days after receipt of written notice, with certain of their respective agreements contained in the indenture;

•

the failure to pay any indebtedness by the Issuer, any Subsidiary Guarantor or any significant subsidiary, within any applicable grace period after final maturity or such indebtedness is accelerated by the holders thereof because of a default, and the total amount of such indebtedness exceeds $20 million;

•

the failure by the Issuer or the Company, as the case may be, to comply for 180 days after receipt of written notice with certain obligations to file reports and other required information with the Securities Exchange Commission;

•

any final judgment or decree for the payment of money, other than certain exceptions, in excess of $10 million is entered against the Issuer, any Subsidiary Guarantor or any significant subsidiary, and remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not discharged, waived or stayed within 10 days after notice; and

•	certain events of bankruptcy, insolvency or reorganization of the Issuer, any subsidiary guarantor or any significant subsidiary.

ITEM 7.01	REGULATION FD DISCLOSURE

On April 6, 2011, the Company announced that the Issuer intends to offer, subject to market and other conditions, an additional $50 million in aggregate principal amount of its 8.750% senior notes due 2019 (the “Additional Notes”). The Additional Notes will be part of the same series as the $200 million of 8.750% senior notes due 2019 issued by the Issuer on April 5, 2011.

The Issuer intends to use the net proceeds from the offering of the Additional Notes for general corporate purposes, including future acquisitions and investments. A copy of the press release is furnished as Exhibit 99.1 to this report.

The Additional Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Additional Notes in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of April 5, 2011, among Kennedy-Wilson, Inc., as Issuer, Kennedy-Wilson Holdings, Inc., as guarantor, certain subsidiaries of the Issuer signatories thereto, as guarantors, and Wilmington Trust FSB, as trustee, including the form of 8.750% Notes due 2019.

4.2	Registration Rights Agreement, dated April 5, 2011, among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., certain subsidiaries of the Issuer signatories thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated.

99.1	Press Release dated April 5, 2011 issued by Kennedy-Wilson Holdings, Inc.

The information included in this Current Report on Form 8-K (including the exhibit hereto) under this Item 7.01 is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. This Current Report on Form 8-K (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ FREEMAN A. LYLE
Freeman A. Lyle
Chief Financial Officer

Date: April 7, 2011

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of April 5, 2011, among Kennedy-Wilson, Inc., as Issuer, Kennedy-Wilson Holdings, Inc., as guarantor, certain subsidiaries of the Issuer signatories thereto, as guarantors, and Wilmington Trust FSB, as trustee, including the form of 8.750% Notes due 2019.

4.2	Registration Rights Agreement, dated April 5, 2011, among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., certain subsidiaries of the Issuer signatories thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated.

99.1	Press Release dated April 5, 2011 issued by Kennedy-Wilson Holdings, Inc.

4